FIRST OPTION EXCLUSIVE ACQUIRING AGREEMENT

This First Option Exclusive Acquiring Agreement (the “Agreement”) is executed by the following parties on 10th of April, 2009, in the People’s Republic of China.

Party A: Sichuan Xinlong Tellurium Industry & Technique Co., Ltd. (“Xinlong”).

Party B: Sichuan Xinju Mineral Resources Development Co., Ltd. (the “Company”).

Party C: all those natural persons listed on Appendix A hereto (each individually a “Shareholder” and collectively, the “Shareholders”).

WHERAS, Xinlong is a wholly-owned limited liability company controlled by a foreign-owned enterprise registered in the territory of the People’s Republic of China;

                WHEREAS, the Company is a company incorporated in China, which possesses the exploration rights to that certain land of 6.29 square kilometers in the Dashuigou area and the mining rights of that certain tellurium and bismuth mine of 0.0568 square kilometers in Shimian Majiagou (such exploration rights and mining rights of the Company, collectively the “Mining Business”);

WHEREAS, the Shareholders hold in excess of fifty percent (50%) of the total issued equity of the Company; and

                WHEREAS, Xinlong is desirous of acquiring ownership of the Mining Business at such time as is permissible in accordance with applicable laws.

NOW THEREFORE, in light of the principles of equity and mutual benefit, after negotiations, the parties have agreed as follows:

1. Exclusivity. The Company and each of the Shareholders agree that they will not enter into any agreement or letter of intent with any third party regarding the purchase, sale or transfer of the Mining Business, or any part thereof, or interest therein, for a period being the longer of (i) twenty (20) years and (ii) until such time as there is no economic value in the Mining Business (the “Exclusivity Period”), in each case from the date of this Agreement.

2. First Option; Acquisition of Mining Business.  In furtherance of Section 1 hereof, the Company and each of the Shareholders agree that during the Exclusivity Period Xinlong shall have a right of first offer to acquire the Mining Business from the Company (or from any spin-off entity that may come into being pursuant to Section 3 hereof) on terms and conditions to be agreed upon between the parties hereto in good faith as and when such acquisition shall be advisable, permissible and in the best interest of Xinlong.

3. Change of Control; Spin-off.

3.1           The Company and each of the Shareholders agree that they shall not enter into any agreement or letter of intent with any third party regarding a change of control of the Company (“Change of Control Agreement”, or “Change of Control Transaction”, as the case may be) during the Exclusivity Period unless the terms of such agreement, letter of intent or transaction provide for the spin-off of the Mining Business into a corporate entity to be controlled by the Shareholders prior to the consummation of any such transaction.

3.2           In the event that any Change of Control Agreement is entered into, or any Change of Control Transaction is effected, during the Exclusivity Period the Shareholders hereby agree that the terms of this Agreement shall be deemed to extend to them in their capacity as shareholders of the corporate entity formed to effect the spin-off of the Mining Business. For the avoidance of doubt Xinlong shall have no liability if it determines not to or is unable to consummate the transactions contemplated hereby.

4.           Third Party Transfers. Each Shareholder agrees that they shall not enter into any agreement, arrangement or other transaction whatsoever to assign, encumber, sell, transfer, pledge or otherwise dispose of, any of their shares in the Company to any third party (a proposed “Transferee”) during the Exclusivity Period, and the Company shall refuse to authorize, approve or effect any such transfer, unless prior to the consummation of such a transaction the Transferee agrees to be bound in full by the terms of this Agreement.

5.           Termination Fee. In the event that the Company or the Shareholders shall breach any provision set forth in this Agreement Xinlong shall be entitled to receive from the Company and the Shareholders a termination fee in an amount equivalent to the economic value of the Mining Business as determined by a independent third party appraiser chosen by Xinlong; provided, that, such breach is not remedied by the Company and the Shareholders to the satisfaction of Xinlong within five business days following the occurrence of the breach.

6.           Mining License. The Company represents, warrants and undertakes to Xinlong that it shall at all times use its best efforts to ensure that all the exploration and mining rights of the Mining Business do not lapse and it shall take full responsibility for obtaining the successful renewal of such rights from the relevant governmental authority upon their expiration.

7.           Miscellaneous.

7.1           Notices.  Any notice served on a party hereunder in connection with the performance of such party’s rights and obligations hereunder shall be served in writing.  If served in person, the notification shall be deemed to be made on its actual delivery; if sent via telex or fax, on its dispatch.  If the day of service falls on a day other than a business day or after business hours, the immediate following business day should be deemed the day of service of such notification.  Any notices or other communications shall be sent to the parties hereto at the following addresses in accordance with the terms of this Section 7.1:

Party A:                      Sichuan Xinlong Telluronium & Technique Co., Ltd.
Mailing address: No. 485, Teng Fei Third Road, Shuangliu Southwest AirportEconomic Development Zone, Shuangliu, Chengdu
Fax: 86-28-85745525
Telephone: 86-28-85745561
Receiver: Xiong Lei

Party B:                      Sichuan Xinju Mineral Resource Development Co., Ltd.
Mailing address: No. 485, Teng Fei Third Road, Shuangliu Southwest AirportEconomic Development Zone, Shuangliu, Chengdu
Fax: 86-28-85745601
Telephone:86-28-85745578
Receiver:Ling Yong
Party C: Shareholders of Sichuan Xinju Mineral Resources Development Co., Ltd
Mailing address: No. 485, Teng Fei Third Road, Shuangliu Southwest AirportEconomic Development Zone, Shuangliu, Chengdu
Fax: 86-28-85745601
Telephone:86-28-85745578
Receiver:Ling Yong

7.2           Validity; Illegality.  If any provision of this Agreement shall be deemed illegal or unenforceable, the provision shall be deemed to be deleted from the Agreement and null and void.  All other provisions of this Agreement shall remain valid and the provision deleted shall be treated as having no application and shall be considered as never having formed a part of this Agreement.  The parties shall consult with each other and consent to a mutually acceptable, legitimate and effective provision to replace any such deleted provisions.

7.3           Non-Waiver. The failure of any party to exercise any right, power or privilege under this Agreement shall not be deemed a waiver of the same.  Any separate exercise of any right, power or privilege shall not exclude the exercise of any other right, power or privilege.

7.4           Settlement and Dispute.  In the event of a dispute between the parties hereto concerning the construction and/or performance of any provision of this Agreement, the parties hereto shall consult to resolve the dispute in good faith. Failing such consultation, any party hereto may submit such dispute to the Hong Kong International Arbitration Center (“HKIAC”) in accordance with its Arbitration Rules.  The place of arbitration shall be Hong Kong, and the arbitration shall be conducted in English.  The decision of the HKIAC shall be final and binding on the parties hereto.  Notwithstanding the foregoing, in the event of a dispute the parties shall continue to fulfill their obligations hereunder that are not subject to such dispute in good faith in accordance with the terms of this Agreement.

7.5           Entire Agreement; Amendments. All the agreements expressly referred to or contained in this Agreement together with this Agreement constitute an entire agreement between the parties on the subject matter therein and herein, which replace all oral and written agreements, contracts, understandings and communications between the parties concerning the subject matter therein and herein.  Any amendment, supplement or modification to this Agreement must be in writing and signed by each of the parties hereto.  Any amendment, supplement or modification following due execution by the parties hereto shall become an integral part of this Agreement and be of the same legal force and effect.

7.6           Governing Law.  The signing of this Agreement, the validity, performance, construction, as well as the settlement of disputes shall be governed and construed by the laws of the People’s Republic of China.

                7.7   This agreement is made in both English and Chinese. English version shall prevail where difference arising between English version and Chinese Version.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Party A: Sichuan Xinlong Tellurium Industry & Technique Co. Ltd
/s/Renyi Hou
Renyi Hou

Party B: Sichuan Xinju Mineral Resources Development Co., Ltd.
/s/Renyi Hou
Renyi Hou

Party C: Shareholders of Sichuan Xinju Mineral Resources Development Co., Ltd.
/s/Ling Yong
Ling Yong

/s/Renyi Hou
Renyi Hou

Appendix A
Name roll of Party C